EXHIBIT 99.6

PROXY CARD

Directions to Richmond Marriott West

4240 Dominion Boulevard

Glen Allen, Virginia 23060

(804) 965-9500 (Phone), (804) 965-5559 (Fax)

From the North

(Washington, DC, New York, Maryland)

•	Arriving on I-95 South

•	Take I-95 South to Exit 84B (I-295 North towards Charlottesville)

•	Follow 1-295 North until it ends

•	Follow 1-64 East to Exit 178B (250 East Richmond)

•	Turn left at 1st traffic light—Dominion Boulevard

•	Richmond Marriott West is your 2nd left—Innslake Drive

From the South

(Petersburg, North Carolina)

•	Arriving on I-95 North

•	Take I-95 North to I-64 West

•	Follow I-64 West to Exit 178B (250 East Richmond)

•	Turn left at 1st traffic light—Dominion Boulevard

•	Richmond Marriott West is your 2nd left—Innslake Drive

From the East

(Richmond International Airport, Virginia Beach, Williamsburg)

•	Arriving on I-64 West

•	Follow I-64 West to Exit 178B (250 East Richmond)

•	Turn left at 1st traffic light—Dominion Boulevard

•	Richmond Marriott West is your 2nd left—Innslake Drive

From the West

(West Virginia, Charlottesville)

•	Follow I-64 East to Exit 178B (250 East Richmond)

•	Turn left at 1st traffic light—Dominion Boulevard

•	Richmond Marriott West is your 2nd left—Innslake Drive

Your proxy card is attached below.

FOLD AND DETACH HERE

SAXON CAPITAL, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

June     , 2004

This Proxy is Solicited on Behalf of Saxon’s Board of Directors

The undersigned hereby appoints Michael L. Sawyer and Richard Shepherd, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Saxon Capital Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Saxon Capital, Inc. in Richmond, Virginia, on             , June     , 2004 at 10:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

SAXON CAPITAL, INC.

4860 Cox Road

Suite 300

Glen Allen, Virginia 23060

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS NO. 1, 2, 3 and 4	Please mark ☒ your votes as indicated

1.      Approve the Agreement and Plan of Merger, dated             , 2004, among Saxon Capital, Inc., Saxon REIT, Inc., Saxon Capital Holdings, Inc., and Saxon Merger Corporation pursuant to which the REIT conversion will be effected.

            For                    Against                                              Abstain

            ☐                         ☐                                                     ☐

2. Election of Directors: Nominees 01 – Edward G. Harschfield 02 – Michael L. Sawyer

FOR WITHHOLD Election of all vote from all nominees nominees ☐ ☐

Except for nominee(s) listed below from whom vote is withheld:
_________________________

3. Approve the 2004 Incentive Compensation Plan For Against Abstain ☐ ☐ ☐

4. Approve the 2004 Employee Stock Purchase Plan For Against Abstain ☐ ☐ ☐

5. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on other side)

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE

VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Receipt is hereby acknowledged of the Saxon Capital, Inc.

Notice of Meeting and Proxy Statement.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

Dated:                                                                  , 2004

Signature

Signature

Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.